Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of 4D Molecular Therapeutics, Inc. of our report dated February 28, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in 4D Molecular Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP

San Diego, California

May 8, 2025